Exhibit 99.1

Perrigo Shareholders Convincingly Reject Mylan's Tender Offer,
Expressing Confidence in Perrigo's Long-Term Strategy

Perrigo Company plc ("Perrigo," "the Company") (NYSE: PRGO; TASE) today responded to the news that holders of a majority of its shares rejected Mylan's hostile tender offer, thereby expressing confidence in Perrigo's long-term strategy, vision, and management plans for the future.  Shareholders holding approximately 60% of Perrigo's outstanding shares refused to tender into Mylan's inadequate offer by today's 8 A.M. ET deadline.

Joseph C. Papa, Perrigo Chairman and CEO, stated, "We have said all along that this offer from Mylan was a bad deal for our shareholders, as it significantly undervalued our durable business model and industry-leading future growth prospects. Strong organic growth, a disciplined approach to M&A, and transparent, accessible corporate governance policies are the foundation of our successful business strategy. I am delighted that Perrigo shareholders voiced their clear support for this management team and our long-term strategy, highlighted by our 'Base Plus Plus Plus' growth model."

Mr. Papa continued, "Now that the Mylan tender offer is behind us, we look forward to continuing to create significant value for our shareholders. Our confidence in Perrigo's compelling near- and longer-term growth prospects and our steadfast commitment to delivering returns to shareholders remain unchanged. We are grateful to all of Perrigo's employees around the world, whose relentless efforts are reflected in today's outcome. Even with all the distraction over the past seven months, our unrivaled team has executed our strategy and continued our commitment to delivering Quality Affordable Healthcare Products® to customers and patients across the globe."

Perrigo will immediately commence its previously announced $2 billion repurchase of Perrigo shares and plans to complete $500 million of the planned repurchase by the end of 2015.

Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and A&L Goodbody are acting as legal advisors to Perrigo.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. Risks and uncertainties include the timing, amount and cost of share repurchases; and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under "Risk Factors" in the Perrigo Company's Form 10-K for the year ended June 27, 2015, as well as the Company's subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo
Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides "Quality Affordable Healthcare Products®" across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel and China.

A copy of this announcement will be available on Perrigo's website at www.perrigo.com.
For further information:
Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com
Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com